Exhibit 99.1

Contact:	Amedisys, Inc.

Gregory H. Browne, CFO

(225) 292-2031

gbrowne@amedisys.com

Investor Relations: Euro RSCG Life NRP

Brian Ritchie (212) 845-4269

brian.ritchie@eurorscg.com

AMEDISYS REPORTS FOURTH QUARTER AND 2003

YEAR END RESULTS

ANNOUNCES PRELIMINARY AGREEMENT WITH GE HEALTHCARE TO

PROVIDE WORKING CAPITAL FACILITY

Company Provides Guidance for 2004

AMEDISYS TO HOST CONFERENCE CALL

TODAY AT 10:00 AM EST

BATON ROUGE, Louisiana (March 9, 2004) – Amedisys, Inc. (NasdaqNM: “AMED” or “the Company”), one of America’s leading home health nursing companies, today reported its financial results for the fourth quarter and the year ended December 31, 2003.

For the year ended December 31, 2003 the Company reported net income of $8.4 million, or $0.83 per diluted share, on record net service revenue of $142.5 million. In the previous year, Amedisys reported net income of $752,000, or $0.08 per share, on net service revenue of $129.4 million.

The Company recorded net income of $3.4 million, or $0.30 per diluted share in the fourth quarter of 2003, calculated on approximately 11.2 million diluted shares, compared with a net loss of $6.1 million, or $0.65 per diluted share in the quarter ended December 31, 2002.

The net loss of $6.1 million for the quarter ended December 31, 2002, reflected a reserve related to the uncertainty of collecting $7.1 million from National Century Financial Enterprises (“NCFE”), as well as increases in other reserves and charges.

The above results include the full impact in the fourth quarter of the Medicare reimbursement increase effective for episodes of care ended on or after October 1, 2003.

The weighted average number of diluted shares outstanding approximated 10.1 million in 2003 and 9.0 million in 2002.

“Our record revenue and net income reflect our continued focus on both internal growth and selective acquisitions,” noted William F. Borne, Chief Executive Officer of the Company. “We are extremely pleased with the financial results, which exceeded guidance previously communicated.”

“Internal growth of Medicare patient admissions was approximately 10 percent in the fourth quarter, and early indications for the current quarter suggest that this rate of growth will be at least maintained”, continued Borne. “On an annual basis, internal Medicare admission growth for 2003 totaled 9 percent when compared with 2002.”

“Amedisys, Inc. is excited about the future – the recently announced transaction with Tenet Healthcare Corporation, coupled with our internal growth should result in revenue approaching $200 million in 2004. We are confident in our ability to integrate this considerable acquisition over the next six months.”

“Our overall financial position continues to improve, with cash and cash equivalents of $29.8 million at the end of December, primarily due to the stock issuance completed in November 2003. Finalization of the Tenet transaction has used approximately $19 million of this, and we are pleased to announce that the Company has signed a preliminary agreement with GE Healthcare Financial Services to establish a working capital facility of up to $25 million. During 2003, the Company reduced total debt by over $9.6 million.”

“We enter 2004 confident that Amedisys can deliver satisfactory earnings for the shareholders, and based on currently available information, we are estimating our earnings for 2004 to be between $1.18 and $1.28 cents per diluted share, which includes a contribution of $0.05 cents to $0.07 cents per diluted share related to the Tenet transaction,” concluded Borne.

The Company will provide further information today on these results during a teleconference call that is scheduled for 10:00 a.m. EST. To access this call, please dial 1-800-231-5571 (domestic) or 1-973-582-2703 (international).

A replay of the conference call will be available until March 16, 2004, by dialing 1-877-519-4471 (domestic) or 1-973-341-3080 (international). The replay pin number is 4543875.

Amedisys, Inc., a leading provider of home health nursing services, is headquartered in Baton Rouge, Louisiana. Its common stock trades on The Nasdaq Stock Market under the symbol “AMED”.

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company’s services in the marketplace, competitive factors, changes in government reimbursement procedures, dependence upon third-party vendors, and other risks discussed in the Company’s periodic filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Additional information on the Company can be found on the World Wide Web

http://www.amedisys.com

AMEDISYS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the three and twelve months ended December 31, 2003 and 2002

(Dollar amounts in 000’s, except per share data)

	For the three months ended December 31,		For the twelve months ended December 31,
	2003	2002	2003	2002
	(unaudited)	(unaudited)	(unaudited)
Income:
Net service revenue	$42,098	$31,654	$142,473	$129,424
Cost of service revenue (excluding depreciation and amortization)	17,346	14,723	58,554	58,244

Gross margin	24,752	16,931	83,919	71,180

General and administrative expenses:
Salaries and benefits	11,048	10,154	41,252	38,650
Other	7,998	7,017	28,329	24,410
Restructuring charge	—	1,640	—	1,640

Total general and administrative expenses	19,046	18,811	69,581	64,700

Operating income (loss)	5,706	(1,880)	14,338	6,480
Other income (expense):
Interest income	32	19	91	97
Interest expense	(296)	(420)	(1,293)	(1,874)
Provision for uncollectible receivable	—	(7,349)	—	(7,349)
Miscellaneous	8	(37)	491	113

Total other expense, net	(256)	(7,787)	(711)	(9,013)

Income (loss) before income taxes	5,450	(9,667)	13,627	(2,533)
Income tax expense (benefit)	2,088	(3,538)	5,220	(3,285)

Net income (loss)	$3,362	$(6,129)	$8,407	$752
Diluted weighted average common shares outstanding	11,159	9,492	10,074	9,007

Diluted income (loss) per common share:
Net income (loss)	$0.30	$(0.65)	$0.83	$0.08

AMEDISYS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

As of December 31, 2003 and 2002

(Dollar amounts in 000’s, except share data)

	December 31, 2003	December 31, 2002
ASSETS:	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$29,779	$4,861
Patient accounts receivable, net of allowance for doubtful accounts of $3,008 and $1,865 at December 2003 and 2002	15,185	13,467
Prepaid expenses	1,103	1,600
Deferred income taxes	1,650	1,803
Inventory and other current assets	1,879	857

Total current assets	49,596	22,588
Property and equipment, net	7,219	8,257
Deferred income taxes	—	1,711
Goodwill and other assets, net	35,658	25,768

Total assets	$92,473	$58,324

LIABILITIES AND STOCKHOLDERS’ EQUITY:
CURRENT LIABILITIES:
Accounts payable	$3,340	$2,495
Accrued expenses:
Payroll and payroll taxes	9,163	6,504
Insurance	2,336	2,171
Income taxes	575	297
Legal settlements	1,248	1,887
Other	2,819	2,439
Current portion of long-term debt	3,974	3,903
Current portion of obligations under capital leases	1,217	2,476
Current portion of Medicare liabilities	9,347	8,948

Total current liabilities	34,019	31,120
Long-term debt	2,696	4,474
Obligations under capital leases	391	1,042
Long-term Medicare liabilities	—	3,898
Deferred income taxes	2,756	—
Other long-term liabilities	1,213	827

Total liabilities	41,075	41,361
STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value, 5,000,000 shares authorized;
None issued and outstanding	—	—
Common stock, $.001 par value, 30,000,000 shares authorized; 11,908,146 and 9,167,976 shares issued at December 31, 2003 and 2002, respectively	12	9
Additional paid-in capital	55,466	29,439
Treasury stock at cost, 4,167 shares held	(25)	(25)
Accumulated deficit	(4,055)	(12,460)

Total stockholders’ equity	51,398	16,963

Total liabilities and stockholders’ equity	$92,473	$58,324